UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2011

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51942	20-3469219
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

380 St. Peter Street,

St. Paul, Minnesota 55102-1302

(Address of principal executive offices, zip code)

(651) 767-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 5, 2011, Lawson Software, Inc. (the “Company”) completed its merger (the “Merger”) in connection with the acquisition of the Company by GGC Software Holdings, Inc. (“Parent”) through a merger of Atlantis Merger Sub, Inc. (“Merger Sub” ),  a wholly owned subsidiary of Parent, with and into the Company.  As a result of the Merger, the Company is now a direct, wholly owned subsidiary of Parent.  Parent is beneficially owned by affiliates of Golden Gate Capital, a San Francisco-based private equity firm (“Golden Gate”).

Indenture

In connection with the Merger, on July 5, 2011 Merger Sub, together with SoftBrands, Inc. (“SoftBrands” and, together with the Company, the “Issuers”), a direct subsidiary of Parent, jointly issued $560 million aggregate principal amount of senior notes due 2019 (the “Notes”). In connection with the consummation of the Merger, the net proceeds from the offering of the Notes were used to finance in part the consideration paid in the Merger, to repay certain of the Company’s existing indebtedness and to pay fees and expenses related to the Merger and the associated financings.

Concurrently with the consummation of the Merger on July 5, 2011, the Company assumed all of the obligations of Merger Sub under the Notes and certain subsidiaries of the Company (the “Lawson Guarantors”) became guarantors of the Notes.  The Notes were issued under an Indenture, dated as of July 5, 2011 (the “Indenture”) by and among Merger Sub, SoftBrands, Parent (as a guarantor), the Lawson Guarantors, certain subsidiaries of SoftBrands (the “SoftBrands Guarantors” and, together with Parent and the Lawson Guarantors, the “Notes Guarantors”) and Wilmington Trust, National Association, as Trustee (the “Trustee”).

The Indenture provides that the Notes are general unsecured obligations of the Issuers and are to be guaranteed by Parent and certain of the Issuers’ current and future domestic subsidiaries, including the Lawson Guarantors and the SoftBrands Guarantors.  The Indenture contains covenants that limit the Issuers’ (and most of their subsidiaries’) ability to, among other things: (i) incur additional indebtedness; (ii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iii) make investments; (iv) create liens or use assets as security in other transactions; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of their assets; (vi) enter into transactions with affiliates; and (vii) sell or transfer certain assets.

Registration Rights Agreement

In connection with the consummation of the Merger, the Issuers, the Notes Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement.  Under the Registration Rights Agreement, the Issuers are obligated to file a registration statement with respect to an offer to exchange the Notes for notes publicly registered with the Securities and Exchange Commission (the “SEC”) with substantially identical terms as the Notes within 365 days of the original issuance of the Notes, to use their commercially reasonable efforts to cause the registration statement to become effective within 90 days after filing, and to use their commercially reasonable efforts to consummate the exchange offer within 45 business days of effectiveness of the registration statement (such date, the “Exchange Date”). The Registration Rights Agreement provides that upon the occurrence of certain events, the Issuers will file with the SEC, and use their reasonable best efforts to cause to become effective, a shelf registration statement relating to resales of the Notes and to keep effective such shelf registration statement for the applicable period of time described under the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Issuers will be obligated to pay additional interest on the Notes in certain circumstances, including if it has not exchanged exchange notes for all Notes validly tendered in accordance with the terms of an exchange offer on or prior to the Exchange Date.

Senior Secured Credit Facilities

In connection with the Merger, the SoftBrands, Merger Sub, and upon consummation of the Merger, the Company, as the successor entity pursuant to the Merger (together with SoftBrands, collectively, the “Borrowers” and each a “Borrower”), entered into a senior secured term loan facility in an aggregate principal amount of $1,040 million (the “Term Loan”) and a senior secured revolving credit facility with a maximum availability of $75 million (the “Revolver” and together, with the Term Loan, the “Senior Secured Credit Facilities”) pursuant to a credit agreement (the “Credit Agreement”) dated as of July 5, 2011 by and among Merger Sub (whose obligations were assumed by the Company upon consummation of the Merger), Parent, Credit Suisse AG, Cayman Islands Branch as administrative agent, collateral agent, swingline lender and an issuing lender, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., RBC Capital Markets and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, Deutsche Bank AG New York

Branch, Morgan Stanley Senior Funding, Inc. and Royal Bank of Canada, as co-documentation agents, and the lenders and other parties named therein. The net proceeds from the Term Loan, together with the proceeds of the Notes, cash on hand and equity contributions, were used to finance the consideration paid in the Merger, to repay certain of the Company’s existing indebtedness and to pay fees and expenses related to the Merger and the associated financings.  The Term Loan will mature on July 5, 2017, and the Revolver will mature on July 5, 2016.

The Senior Secured Credit Facilities permit refinancing of the Term Loan or Revolver commitments with additional term loans or additional senior unsecured or secured notes or loans that will be secured by the Collateral (as defined below) on a pari passu or junior basis with the Senior Secured Credit Facilities so long as certain conditions are satisfied.

All obligations under the Senior Secured Credit Facilities and certain secured hedging and cash management arrangements are guaranteed by Parent and certain direct and indirect, existing and subsequently acquired or organized, wholly-owned domestic restricted subsidiaries of the Borrowers (other than unrestricted subsidiaries, immaterial subsidiaries, any direct or indirect domestic subsidiary of a direct or indirect foreign subsidiary of Parent, joint ventures, special purpose entities, any direct or indirect domestic subsidiary of the Borrowers whose primary assets are the capital stock of foreign subsidiaries, and any subsidiary the guaranty by which would result in material adverse tax consequence to Parent or any of its subsidiaries) (collectively, the “Credit Facility Guarantors”).

All obligations under the Senior Secured Credit Facilities and certain secured hedging and cash management arrangements are secured by first priority (subject to certain exceptions) liens on substantially all of the Borrowers’ and each Credit Facility Guarantor’s present and future-acquired assets (other than excluded assets) (the “Collateral”), subject to certain exceptions including, but not limited to: (a) equity interests of any foreign subsidiary or domestic subsidiary whose primary assets are the capital stock of foreign subsidiaries other than 65% of the voting equity interests in any first-tier foreign subsidiary or domestic subsidiary whose primary assets are the capital stock of foreign subsidiaries, (b) property to the extent the cost of obtaining a security interest is excessive in relation to the benefit to the lenders, (c) property to the extent a security interest is prohibited by contract, applicable law or regulation and (d) certain other exceptions.

The Senior Secured Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of the Borrowers and their restricted subsidiaries to (all of which are subject to certain exceptions and qualifications): (i) pay dividends or other distributions in respect of, or otherwise redeem or repurchase, capital stock and prepay, redeem or repurchase the notes and certain other types of indebtedness specified under the Senior Secured Credit Facilities; (ii) incur liens; (iii) make loans and investments, including speculative hedging arrangements; (iv) incur additional indebtedness; (v) engage in mergers, acquisitions and asset sales; (vi) engage in transactions with affiliates; (vii) enter into agreements granting negative pledges or containing certain other restrictions; (viii) change their lines of business; (ix) change their fiscal year end; (x) amend organizational documents or modify terms of certain material indebtedness; and (xi) with respect to Parent, engage in certain activities.

Under the Senior Secured Credit Facilities, the Company is required to maintain a total leverage ratio not to exceed certain levels as of the last day of each fiscal quarter.

The Senior Secured Credit Facilities contain customary events of default, including (each subject to certain applicable grace periods and baskets) nonpayment of principal or reimbursement of letter of credit drawings, nonpayment of interest or fees (after 5 business days), nonpayment of other amounts (after 15 days); any representation or warranty proving to be materially incorrect when made; failure to perform or observe covenants; cross default and cross acceleration to other material indebtedness; bankruptcy and insolvency defaults; material monetary judgments (in excess of insurance and certain indemnification); actual or asserted invalidity of any guaranty or security document under the Senior Secured Credit Facilities; and change of control. The Senior Secured Credit Facilities provide that Golden Gate and certain of its affiliates shall have the ability to cure financial covenant defaults through equity infusions on terms to be agreed in the Senior Secured Credit Facilities.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” under the headings “Indenture” and “Senior Secured Credit Facilities” is incorporated into this Item 2.03 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of its intent to remove its common stock from listing on the NASDAQ National Market and requested NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of common stock (“Shares”).  The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.  Trading of the Company’s Shares on the NASDAQ National Market was suspended as of the closing of trading on July 5, 2011.

Item 3.03. Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of Common Stock (other than shares held by the Company, Parent, Merger Sub or their subsidiaries and shares in respect of which stockholders have perfected their statutory rights of appraisal under Delaware law) was cancelled and automatically converted into the right to receive $11.25 in cash, without interest and less any applicable withholding taxes.

Item 5.01. Changes in Control of Registrant.

On July 5, 2011, Golden Gate consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The Company is the surviving corporation in the Merger and is a direct wholly-owned subsidiary of Parent.

The aggregate purchase price paid for all equity securities of the Company was approximately $1.85 billion. The purchase price was funded by (i) the Term Loan, (ii) the issuance of the Notes, (iii) equity financing from Golden Gate and its affiliates of approximately $560 million and (iv) cash and cash equivalents of the Company.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company. In addition, the Agreement and Plan of Merger, dated as of April 26, 2011 (the “Merger Agreement”), among the Company, Merger Sub and Parent, includes provisions relating to the election of directors to the Board of Directors of the Company (the “Board”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, on July 5, 2011, each of Steven Chang, Harry Debes, Peter Gyenes, David Hubers, Richard Lawson, Michael Rocca, Robert Schriesheim, Romesh Wadhwani and Paul Wahl voluntarily resigned from the Board and from all Board committees on which such directors served, and Kevin Samuelson and Stephan Scholl became the directors of the Company. Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On July 5, 2011, Harry Debes resigned as the Company’s President and Chief Executive Officer and Stephan Schulz resigned as the Company’s Senior Vice President and Chief Financial Officer.  Stephan Scholl was appointed as the Company’s new President and Chief Executive Officer, while Kevin Samuelson was appointed as the Company’s new Chief Financial Officer.

Stephan Scholl has been employed by Infor Global Solutions (“Infor”), which is owned by affiliates of Golden Gate and is an affiliate of SoftBrands, as Executive Vice President, Global Field Operations, since December 2010.  Prior to joining Infor, Mr. Scholl was general manager of the Utilities Global Business Unit at Oracle.  Prior to joining Oracle, Mr. Scholl was in consulting and sales management roles at PeopleSoft.

Kevin Samuelson has been employed by Infor as Senior Vice President of Mergers & Acquisitions and Integration, since November 2002. Prior to joining Infor, Mr. Samuelson was a senior associate at Parallax Capital Partners.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, on July 5, 2011, the certificate of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement.

A copy of the amended and restated certificate of incorporation and bylaws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 8.01 Other Events.

On July 6, 2011, the Company and Infor issued a joint press release announcing the completion of the Merger attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Lawson Software, Inc.
3.2	Amended and Restated Bylaws of Lawson Software, Inc.
99.1	Press Release dated July 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON SOFTWARE, INC.

Date: July 6, 2011	By:	/s/ Kevin Samuelson
		Name:	Kevin Samuelson
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Lawson Software, Inc.
3.2	Amended and Restated Bylaws of Lawson Software, Inc.
99.1	Press Release dated July 6, 2011